Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 (No. 333-282516) of our report dated January 24, 2025, relating to the consolidated financial statements of Mullen Automotive Inc. as of and for the year ended September 30, 2024 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

January 29, 2025